OREX GOLD MINES CORPORATION
                         ACTION IN WRITING BY DIRECTORS
                                      AND
                          AMENDMENT OF THE CERTIFICATE
                                       OF
                  INCORPORATION OF OREX GOLD MINES CORPORATION
                            (a Delaware Corporation)

The undersigned being all the Directors of OREX Gold Mines Corporation, hereby adopt the following resolution without a meeting pursuant to Section 141 (f) of the Delaware General Corporation Law, to-wit:

RESOLVED, that Article One of the Certificate Of Incorporation of this corporation be, and hereby is, amended to read as follows:

"The name of the corporation is OREX CORPORATION."

BE IT FURTHER RESOLVED, that by the inclusion of this Resolution and Amendment with the Certificate Of Incorporation of this corporation in the corporation's record book, the Certificate Of Incorporation will be considered to reflect the wording contained herein.

Dated: November 8, 1999

DIRECTORS

/s/
-----------------------------
Warren Hemedinger

/s/
-----------------------------
Gregory Finney